QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
East West Bancorp:

            We consent to the incorporation by reference in the registration statements (Nos. 333-128828, 333-46718, 333-54538, 333-113478, 333-118677, 333-96193, 333-156567, 333-150353, and 333-161891) on Form S-3 and (Nos. 333-85330, 333-91554, 333-105292, 333-88527, 333-88529 and 333-56468) on Form S-8 of East West Bancorp of our reports dated February 26, 2010, with respect to the consolidated balance sheet of East West Bancorp and subsidiaries as of December 31, 2009 and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of East West Bancorp.

            Our report on the consolidated financial statements refers to changes in 2009 in East West Bancorp's method of recognition and presentation of other-than-temporary impairments.

/s/ KPMG LLP

Los Angeles, California
February 26, 2010

QuickLinks

  Exhibit 23.1